Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

I, Gordon Quick, President and Chief Executive Officer of Daleen Technologies, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Form 10-Q of the Company for the three months ended June 30, 2004 (the “Form 10-Q”) fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2004

/s/ GORDON QUICK

Gordon Quick
President and Chief Executive Officer

This certification accompanies the Form 10-Q and shall not be treated as having been filed as part of the Form 10-Q.